CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen Municipal Trust

     We consent to the use of our report dated May , 1997 incorporated by reference herein and to the references to our firm under the caption "Financial Highlights" in the prospectuses.


                                             /s/ KPMG Peat Marwick LLP

                                             KPMG Peat Marwick LLP

Boston, Massachusetts
April 1, 1998